032 U.S. Government Income Trust
3/31/06 Semi Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended March 31, 2006, Putnam management has
assumed $7,144 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	19,620
Class B	2,345
Class C	239

72DD2 (000s omitted)

Class M	564
Class R	4
Class Y	131

73A1

Class A	$0.2140
Class B	 0.1640
Class C	 0.1640

73A2

Class M	$0.1960
Class R	$0.1980
Class Y	$0.2320

74U1 (000s omitted)

Class A	88,063
Class B	12,750
Class C	1,401

74U2 (000s omitted)

Class M	2,656
Class R	25
Class Y	379

74V1

Class A	13.01
Class B	12.94
Class C	12.99

74V2

Class M	13.44
Class R	13.00
Class Y	12.98

85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.